Exhibit 99.1

For Immediate Release
April 24, 2008
Contact: Mark Garwood
President / CEO
Epic Bancorp
415-526-6400

Epic Bancorp Announces Record Earnings and Assets
EPS up 28%, Net Income up 21%, Assets up 8%
Continued Strong Asset Quality, Widening Interest Margin

San Rafael, CA, April 24, 2008 — Epic Bancorp (the “Company”) (NASDAQ:EPIK), the parent company for Tamalpais Bank and Tamalpais Wealth Advisors, today reported record quarterly earnings. Net income for the quarter ended March 31, 2008 was $1,227,000, a 20.6% increase over net income of $1,018,000 for the like quarter of 2007. Quarterly diluted earnings per share of $0.32 increased 28.0% over the comparable period last year.

On a sequential quarter basis, net income increased 7.8% and diluted earnings per share increased 6.7% over the fourth quarter of 2007. Per share results for 2007 have been restated for the 7% stock dividend paid February 14, 2007 and reflected the repurchase of 4.9% of the outstanding shares in the fourth quarter of 2007.

“Our performance in the first quarter was remarkable,” said Mark Garwood, President/CEO. “The combination of robust loan portfolio growth, clean asset quality, widening interest margin, and record earnings place us in a strong position for future growth and investment in our key business units.”

“We continued to focus on commercial and relationship banking centered on our emerging Marin County commercial banking team and our established small business lending team throughout the greater Bay Area.”

Epic Bancorp
Press Release
April 24, 2008

The total assets of the Company increased to $601.7 million as of March 31, 2008, up $44.9 million (8.1%) from $556.8 million as of December 31, 2007. For the three months ended March 31, 2008:

•	net loans increased by $32.6 million (7.0%) to $497.3 million;

•	deposits increased by $34.5 million (9.6%) to $395.7 million;

•	checking accounts increased by $1.3 million (4.2%) to $31.4 million;

•	investments increased by $4.5 million (8.1%) to $59.6 million;

•	FHLB Borrowings increased by $4.6 million (3.1%) to $151.1 million; and,

•	stockholders’ equity increased by $1.4 million (4.2%) to $34.3 million.

For the quarter, net interest income before provision for loan losses increased by $782,000 (18.2%). The net interest margin widened to 3.71%, up from 3.58% in the first quarter of 2007 and 3.47% from the fourth quarter of 2007. In the first quarter of 2008 the Company significantly lowered its cost of funds to 4.05%, down from 4.76% in the first quarter of 2007 and 4.43% in the fourth quarter of 2007. The Company benefited from the ongoing decreases in the Federal funds and discount rates through lower funding costs while asset yields remained relatively high due to the pricing structure of loans with floors, initial fixed rates, and prepayment penalties.

Based on the increase in the loan portfolio, the provision for loan losses was $345,000 in the first quarter of 2008 compared to a net recovery of the provision of $86,000 in the first quarter of 2007, for an increase of $431,000. The allowance for loan losses was 1.05% of loans receivable as of March 31, 2008, unchanged from the prior year.

The Company had three nonperforming loans at quarter end totaling $1,029,000, with an unguaranteed balance of $614,000. Included in this amount is a 90 day delinquent $466,000 commercial real estate loan located in Marin County that paid off on April 23rd 2008 with full collection of principal, interest, and late charges. Also included in nonperforming loans were a 30 day delinquent $553,000 SBA 7A loan that is 75% guaranteed by the SBA, and a $10,000 consumer line of credit. The Company is working closely with the SBA 7A loan borrower. Nonperforming loans were 0.20% of total loans and the unguaranteed balance of nonperforming loans was 0.12% of total loans at quarter end.

Epic Bancorp
Press Release
April 24, 2008

“Our long history of diligent, fully documented underwriting while providing flexible lending products tailored to fit our customers’ needs has allowed us to maintain a near pristine credit quality and an attractive loan yield. We had no loan charge offs in the quarter, after a total of only $1,000 in charge-offs over the preceding ten years. We have never participated in subprime lending and have low exposure to residential mortgages, construction, and land loans. These categories, in total, comprise just 10.9% of the loan portfolio. Although we have entered a period of economic weakness we believe that our outstanding credit culture and ample allowance for loan losses will minimize the financial impact of any potential deterioration in asset quality.”

Noninterest income increased $164,000 (32.9%) from the first quarter of 2007 to $664,000. Other income, primarily related to fees generated from retail and commercial banking operations and the Bank Owned Life Insurance asset purchased in April 2007, increased by $151,000 (97.7%) to account for much of this increase.

In the first quarter of 2008 the Company sold $7.3 million of 504 SBA commercial real estate loans secured by first deeds of trust. The proceeds from the sale were used to purchase short duration GNMA securities. The sale of these loans generated a gain of $166,000 versus gains of $158,000 in the first quarter of 2007 and $99,000 in the fourth quarter of 2007. There may be periods in the coming quarters where no loan sales occur.

Total noninterest expense in the first quarter of 2008 was $3,636,000, a $362,000 (11.0%) increase compared to $3,275,000 for the same period in 2007. Salaries and benefits increased $308,000 (16.8%) due primarily to planned increases in staff. The Company has expanded its staff and management in the first quarter to strengthen its commercial and small business banking operations.

Epic Bancorp
Press Release
April 24, 2008

Income tax provision for the first quarter of 2008 amounted to $526,000, a decrease of $57,000 (9.7%) over the same period in 2007. The effective tax rate in the first quarter of 2007 was 30.0% compared to 36.4% in the first quarter of 2007. The Company has lowered its effective tax rate through tax benefits associated with Bank Owned Life Insurance, tax credits associated with Affordable Housing Fund investments, municipal securities, and lending in Enterprise Zones.

“We are well positioned to capitalize on growth opportunities in the markets we serve. We enter the second quarter with a strong and growing balance sheet. We have also fortified Tamalpais Bank’s capital position through the recently obtained $5 million credit facility. We are in the process of rounding out our seasoned team of commercial and small business banking professionals and we expect continued success in loan and deposit growth as we increase our commercial banking market share.”

Epic Bancorp
Press Release
April 24, 2008

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the parent company of Tamalpais Bank and Tamalpais Wealth Advisors. The Company had $601 million in assets and $396 million in deposits as of March 31, 2008. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Mark Garwood at 415-526-6400.

About Tamalpais Bank

Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp, operates seven branches in Marin County and loan production offices in Santa Rosa and Roseville, CA. The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael, Terra Linda, and Tiburon/Belvedere.

About Tamalpais Wealth Advisors

Tamalpais Wealth Advisors, located in San Rafael, specializes in helping clients of Tamalpais Bank and other high net worth families and institutional clients reach their financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Tamalpais Wealth Advisors had $279 million in assets under management as of March 31, 2008.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Tamalpais Wealth Advisors. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business, and (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Epic Bancorp
Press Release
April 24, 2008

EPIC BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31 2008	December 31, 2007	$ Change	% Change

	(unaudited)
Assets
Cash and cash equivalents:
Cash and due from banks	$4,068,057	$4,457,959	$(389,902)	-8.7%
Federal funds sold	7,775,008	566,541	7,208,467	1272.4%

Total Cash and Cash Equivalents	11,843,065	5,024,500	6,818,565	135.7%
Interest-bearing time deposits in other financial institutions	635,298	627,387	7,911	1.3%

Investment securities
Available-for-sale	45,900,546	40,660,856	5,239,690	12.9%
Held-to-maturity, at cost	13,739,584	14,514,528	(774,944)	-5.3%
Federal Home Loan Bank restricted stock, at cost	7,561,100	6,885,900	675,200	9.8%
Pacific Coast Banker’s Bank restricted stock, at cost	50,000	50,000	—	0.0%
Loans receivable	502,559,173	469,613,486	32,945,687	7.0%
Less: Allowance for loan losses	(5,259,652)	(4,914,553)	(345,099)	7.0%

	497,299,521	464,698,933	32,600,588	7.0%
Bank premises and equipment, net	4,466,861	4,653,871	(187,010)	-4.0%
Accrued interest receivable	3,374,848	3,221,249	153,599	4.8%
Cash surrender value of bank-owned life insurance	10,517,465	10,387,374	130,091	1.3%
Other assets	6,304,050	6,090,187	213,863	3.5%

Total Assets	$601,692,338	$556,814,785	$44,877,553	8.1%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing deposits	24,264,606	23,254,723	$1,009,883	4.3%
Interest-bearing checking deposits	7,143,047	6,874,465	268,582	3.9%
Money market and saving deposits	146,923,125	138,275,392	8,647,733	6.3%
Certificates of deposit greater than or equal to $100,000	124,408,744	110,587,625	13,821,119	12.5%
Certificates of deposit less than $100,000	92,976,827	82,182,492	10,794,335	13.1%

Total Deposits	395,716,349	361,174,697	34,541,652	9.6%
Federal Home Loan Bank Advances	151,085,000	146,507,500	4,577,500	3.1%
Long term debt	3,000,000	—	3,000,000	N/A
Junior Subordinated Debentures	13,403,000	13,403,000	—	0.0%
Accrued interest payable and other liabilities	4,172,788	2,797,051	1,375,737	49.2%

Total Liabilities	567,377,137	523,882,248	43,494,889	8.3%

Commitment and Contingencies	—	—	—	—

Stockholders’ Equity
Common stock, no par value; 10,000,000 shares authorized; 3,818,284 issued and outstanding March 31, 2008 and December 31, 2007	11,977,473	11,977,473	—	0.0%
Paid-In-Capital	741,846	663,213	78,633	11.9%
Retained earnings	21,130,786	20,084,667	1,046,119	5.2%
Accumulated other comprehensive income/loss	465,096	207,184	257,912	124.5%

Total Stockholders’ Equity	34,315,201	32,932,537	1,382,664	4.2%

Total Liabilities and Stockholders’ Equity	$601,692,338	$556,814,785	$44,877,553	8.1%

Epic Bancorp
Press Release
April 24, 2008

EPIC BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Periods Ended March 31, 2008 and 2007

	Three Months Ended March 31,		$ Change	% Change

	2008	2007

	(Unaudited)
Interest Income
Interest and fees on loans	$9,435,557	$8,813,046	$622,511	7.1%
Interest on investment securities	646,927	566,859	80,068	14.1%
Interest on Federal funds sold	40,718	45,398	(4,680)	-10.3%
Interest on other investments	93,036	80,021	13,015	16.3%
Interest on deposits in other financial institutions	7,911	11,256	(3,345)	-29.7%

Total Interest Income	10,224,149	9,516,580	707,569	7.4%

Interest Expense
Interest expense on deposits	3,353,822	4,093,507	(739,685)	-18.1%
Interest expense on borrowed funds	1,596,832	843,970	752,862	89.2%
Interest expense on Junior Subordinated Debentures	202,135	289,274	(87,139)	-30.1%

Total Interest Expense	5,152,789	5,226,751	(73,962)	-1.4%

Net Interest Income Before Provision for Loan Losses	5,071,360	4,289,829	781,531	18.2%

Provision for Loan Losses	345,099	(86,289)	431,388	-499.9%

Net Interest Income After Provision for Loan Losses	4,726,261	4,376,118	350,143	8.0%

Noninterest Income
Gain on sale of loans, net	166,293	158,438	7,855	5.0%
Loan servicing	35,759	27,027	8,732	32.3%
Registered Investment Advisory Services fee income	156,847	159,993	(3,146)	-2.0%
Other income	305,043	154,299	150,744	97.7%

Total Noninterest Income	663,942	499,757	164,185	32.9%

Noninterest Expenses
Salaries and benefits	2,143,401	1,835,814	307,587	16.8%
Occupancy	355,443	348,347	7,096	2.0%
Advertising	78,345	136,631	(58,286)	-42.7%
Professional	110,346	114,390	(4,044)	-3.5%
Data processing	120,926	111,325	9,601	8.6%
Equipment and depreciation	220,967	199,270	21,697	10.9%
Other administrative	606,971	529,105	77,866	14.7%

Total Noninterest Expense	3,636,399	3,274,882	361,517	11.0%

Income Before Income Taxes	1,753,804	1,600,993	152,811	9.5%
Provision for Income Taxes	526,481	583,064	(56,583)	-9.7%

Net Income	$1,227,323	$1,017,929	$209,394	20.6%

Earnings Per Share
Basic	$0.32	$0.26	$0.06	23.1%

Diluted	$0.32	$0.25	$0.07	28.0%

Epic Bancorp
Press Release
April 24, 2008

EPIC BANCORP AND SUBSIDIARIES
Selected Ratios and Other Data
Unaudited
(Dollars in Thousands Except Per Share Amounts)

	At or For the Three Months Ended March 31,

	2008	2007

Profitability Ratios:
Return on average assets	0.86%	0.83%
Return on average equity	14.72%	13.09%
Net Interest Margin	3.71%	3.58%
Efficiency ratio	63.4%	68.4%

Other Information:
Average total assets	$571,956	$498,973
Average interest earning assets	$549,722	$486,627
Average equity	$33,542	$31,547
Average Basic Shares Outstanding	3,818,284	3,963,581
Average Diluted Shares Outstanding	3,778,826	4,153,390
Basic earnings per share	$0.32	$0.26
Diluted earnings per share	$0.32	$0.25

	At March 31, 2008	At December 31, 2007

Share Information:
Book value per share	$8.99	$8.62
Shares outstanding	3,818,284	3,818,284

Asset Quality Information:
Non-performing loans	$1,029	$466
Other real estate owned	—	—
Allowance for loan losses	$5,260	$4,915
Non-performing loans/total loans	0.20%	0.10%
Non-performing assets/total assets	0.17%	0.08%
Allowance for loan losses/loans outstanding	1.05%	1.05%
Allowance for loan losses/non-accrual loans	511.14%	1054.63%

Tamalpais Bank Capital Ratios:
Tier 1 leverage ratio	8.55%	8.33%
Tier 1 risk based capital ratio	9.35%	9.15%
Total risk based capital ratio	10.26%	10.15%

Epic Bancorp
Press Release
April 24, 2008

Net Loans Outstanding:

	At March 31, 2008		At December 31, 2007

	AMOUNT	%	AMOUNT	%

	(Dollars in thousands)
One-to-four family residential	$17,484	3.5%	$22,098	4.7%
Multifamily residential	142,004	28.3	123,077	26.2
Commercial real estate	278,774	55.5	246,257	52.4
Land	10,836	2.2	9,369	2.0
Construction real estate	25,689	5.1	28,988	6.2
Consumer loans	2,521	0.5	2,045	0.4
Commercial, non real estate	23,651	4.7	36,250	7.7

Total gross loans	500,959	99.7	468,084	99.7
Net deferred loan costs	1,640	0.3	1,529	0.3

Total loans receivable, net of deferred loan costs	$502,599	100.0%	$469,613	100.0%

Epic Bancorp
Press Release
April 24, 2008

EPIC BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Three Months Ended

(dollars in thousands)	3/31/08			3/31/07

	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$6,360	$21	5.43%	$—	$—	N/A
Investment securities - taxable (2)	48,396	626	5.20%	$49,896	567	4.61%
Other investments	7,397	93	5.06%	5,274	80	6.15%
Interest bearing deposits in other financial institutions	637	8	5.05%	1,025	11	4.35%
Federal funds sold	5,230	41	3.15%	3,563	45	5.12%
Loans (3)	481,702	9,435	7.88%	426,869	8,813	8.37%

Total Interest Earning Assets	549,722	10,224	7.48%	486,627	9,516	7.93%
Allowance for loan losses	(4,986)			(4,683)
Cash and due from banks	4,074			4,840
Net premises, furniture and equipment	4,593			5,097
Other assets	18,553			7,092

Total Assets	$571,956			$498,973

Liabilities and Shareholders’ Equity
Interest bearing checking	$6,753	$10	0.60%	$7,919	$12	0.61%
Savings deposits (4)	140,217	917	2.63%	151,706	1,691	4.52%
Time deposits	201,838	2,427	4.84%	188,348	2,390	5.15%
Other borrowings	149,927	1,597	4.28%	84,100	844	4.07%
Long term debt	33	—	0.00%	—	—	N/A
Junior Subordinated Debentures	13,403	202	6.06%	13,403	289	8.74%

Total Interest Bearing Liabilities	512,171	5,153	4.05%	445,476	5,226	4.76%
Noninterest deposits	22,741			17,985
Other liabilities	3,502			3,965

Total Liabilities	538,414			467,426
Shareholders’ Equity	33,542			31,547

Total Liabilities and Shareholders’ Equity	$571,956			$498,973

Net interest income		$5,071			$4,290

Net interest spread (5)			3.43%			3.17%
Net interest margin (6)			3.71%			3.58%

(1) Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(2) The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(3) Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(4) Savings deposits include Money Market accounts.

(5) Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(6) Net interest margin is the net yield on average interest earning assets.